Exhibit 99.1

ALLERGAN REPORTS FIRST QUARTER 2014 OPERATING RESULTS

(IRVINE, Calif., May 7, 2014) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended March 31, 2014. Allergan also announced that its Board of Directors has declared a first quarter dividend of $0.05 per share, payable on June 13, 2014 to stockholders of record on May 23, 2014.

Operating Results Attributable to Stockholders from Continuing Operations

For the quarter ended March 31, 2014:

•	Allergan reported $0.85 diluted earnings per share attributable to stockholders compared to $0.89 diluted earnings per share attributable to stockholders for the first quarter of 2013.

•

Allergan reported $1.18 non-GAAP diluted earnings per share attributable to stockholders compared to $0.98 non-GAAP diluted earnings per share attributable to stockholders for the first quarter of 2013, a 20.4 percent increase.

Product Sales

For the quarter ended March 31, 2014:

•	Allergan reported $1,619.1 million total product net sales. Total product net sales increased 13.0 percent compared to total product net sales in the first quarter of 2013.

•	Total specialty pharmaceuticals net sales increased 10.4 percent, or 12.0 percent on a constant currency basis, compared to total specialty pharmaceuticals net sales in the first quarter of 2013.

•	Total core medical devices net sales increased 23.3 percent, or 25.2 percent on a constant currency basis, compared to total core medical devices net sales in the first quarter of 2013.

•

Total specialty pharmaceuticals and core medical devices net sales, which exclude sales from the transition services agreements related to the sale of the obesity intervention business unit, increased 12.2 percent, or 13.9 percent on a constant currency basis, compared to total specialty pharmaceuticals and core medical devices net sales in the first quarter of 2013.

“In the first quarter Allergan delivered strong sales and earnings per share growth above the high end of our expectations,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “Furthermore, we are pleased with the continuing strength of our growing markets around the world and our market share gains in many businesses.”

Product and Pipeline Update

During the first quarter of 2014:

•

On January 7, 2014, Allergan and Medytox, Inc. announced that they have closed the license agreement which was previously announced on September 25, 2013. Under the terms of the agreement, Allergan paid Medytox an upfront cash payment of U.S. $65 million and Medytox has granted Allergan exclusive rights, worldwide outside of Korea (and co-exclusive rights in Japan), to develop and, if approved, commercialize certain neurotoxin product candidates currently in development, including a potential liquid-injectable product. Pursuant to the agreement, Allergan has also agreed to make additional contingent payments, including up to an aggregate of U.S. $116.5 million upon achieving certain development milestones, up to an aggregate of U.S. $180.5 million upon achieving certain commercialization milestones, and royalties on product sales.

•

On January 14, 2014, the U.S. District Court for the Eastern District of Texas (District Court) ruled in favor of Allergan in a patent infringement matter concerning the Company’s LUMIGAN® (bimatoprost ophthalmic solution) 0.01% product. Allergan initiated the lawsuit under the Hatch-Waxman Act, after the defendants, Sandoz Inc., Lupin Ltd., Lupin Pharmaceuticals Inc., Hi-Tech Pharmacal Co., Inc., Watson Laboratories, Inc., Watson Pharmaceuticals, Inc., and Watson Pharma, Inc. (Defendants), sought to market a generic version of LUMIGAN® 0.01%, which was first approved by the FDA in 2010 for the reduction of elevated intraocular pressure in patients with open-angle glaucoma or ocular hypertension. The District Court found that all of the asserted claims of the 5 U.S. patents in the suit are not invalid and are infringed by Defendants’ proposed generic drug products. As part of the ruling, the District Court granted Allergan’s request for a permanent injunction enjoining the Defendants from marketing their proposed generic drug products until the expiration of the last of the LUMIGAN® 0.01% patents in 2027.

•

The U.S. Patent and Trademark Office has issued five patents which cover the specific formulation and the method of using Allergan’s RESTASIS® (cyclosporine ophthalmic emulsion) 0.05% product. On the date each patent was granted, it was submitted for listing in the U.S. Food and Drug Administration’s (FDA) Approved Drug Products With Therapeutic Equivalence Evaluations, commonly known as the Orange Book. These patents expire August 27, 2024. There remains uncertainty as to the status of any abbreviated new drug application (ANDA) filers in respect to RESTASIS®. In addition, Allergan submitted a Citizen Petition to the FDA regarding the FDA’s published draft guidance that proposes certain approaches for demonstrating bioequivalence in an ANDA referring to the new drug application related to the RESTASIS® product.

•	The Japanese Ministry of Health, Labour and Welfare approved the Manufacturing and Marketing Application of GLASH VISTA® for the treatment for “hypotrichosis of the eyelashes”.

•

The Japanese Ministry of Health, Labour and Welfare approved the Marketing Application on hyaluronic acid-containing soft-tissue injectable material “JUVEDERM® Vista Ultra” and “JUVEDERM® Vista Ultra Plus” to correct moderate to severe facial wrinkles and folds such as nasolabial folds.

Following the end of the first quarter of 2014:

•

On April 22, 2014, Allergan confirmed receipt of an unsolicited proposal from Valeant Pharmaceuticals International, Inc. (Valeant) to acquire all of the outstanding shares of Allergan for a combination of 0.83 of Valeant common shares and $48.30 in cash per share of common stock of Allergan. The Allergan Board of Directors, in consultation with its financial and legal advisors, will carefully review and consider the Proposal and pursue the course of action that it believes is in the best interests of Allergan’s stockholders. Allergan also adopted a one-year Stockholder Rights Plan effective April 22, 2014.

•

Allergan announced that BOTOX® (Botulinum Toxin Type A) received a positive opinion from the Irish Medicines Board serving as reference member state in the mutual recognition procedure (MRP) for the treatment of focal spasticity of the ankle in adult post stroke patients. This is an important step towards securing national licenses in the 14 European countries involved in the MRP and marks a key milestone in bringing this treatment to stroke survivors across Europe who are suffering from lower limb spasticity.

Outlook

For the full year of 2014, Allergan expects:

•

Total product net sales between $6,775 million and $7,000 million, excluding any future anticipated revenue from the transition services agreements related to the sale of the obesity intervention business.

•	Total specialty pharmaceuticals net sales between $5,835 million and $6,000 million.

•	Total core medical devices net sales between $930 million and $990 million.

•	ALPHAGAN® franchise product net sales between $460 million and $490 million.

•	LUMIGAN® franchise product net sales between $590 million and $620 million.

•	RESTASIS® product net sales between $1,030 million and $1,070 million.

•	BOTOX® product net sales between $2,180 million and $2,280 million.

•	LATISSE® product net sales between $100 million and $110 million.

•	Breast aesthetics product net sales between $390 million and $420 million.

•	Facial aesthetics product net sales between $540 million and $570 million.

•	Non-GAAP cost of sales to product net sales ratio at approximately 12.5%.

•	Non-GAAP other revenue at approximately $100 million.

•	Non-GAAP selling, general and administrative expenses to product net sales ratio between 37% and 38%.

•	Non-GAAP research and development expenses to product net sales ratio at approximately 16.5%.

•	Non-GAAP diluted earnings per share attributable to stockholders between $5.64 and $5.73.

•	Diluted shares outstanding at approximately 305 million.

•	Effective tax rate on non-GAAP earnings between 26% and 27%.

For the second quarter of 2014, Allergan expects:

•

Total product net sales between $1,725 million and $1,800 million, excluding any future anticipated revenue from the transition services agreements related to the sale of the obesity intervention business.

•	Non-GAAP diluted earnings per share attributable to stockholders between $1.41 and $1.44.

In this press release, Allergan reports certain historical and expected non-GAAP results, including earnings attributable to Allergan, Inc., non-GAAP basic and diluted earnings per share attributable to stockholders as well as non-GAAP other revenue, non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of intangible assets, non-GAAP impairment of intangible assets and related costs, non-GAAP restructuring charges, non-GAAP interest expense, non-GAAP other, net, non-GAAP earnings before income taxes from continuing operations, non-GAAP provision for income taxes, non-GAAP earnings from discontinued operations, non-GAAP loss on sale of discontinued operations, non-GAAP net earnings and non-GAAP net sales reported in constant currency. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the financial tables of this press release and the accompanying footnotes. The information that accompanies the financial tables of this press release also includes an explanation of why Allergan uses these non-GAAP financial measures, certain limitations associated with the use of these non-GAAP financial measures, the manner in which Allergan management compensates for those limitations, and the reasons why Allergan management believes that these non-GAAP financial measures provide useful information to investors.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to the statements by Mr. Pyott and other statements regarding product development, the strategic partnering transaction with Medytox, the status of Allergan’s intellectual property related to its LUMIGAN® (bimatoprost ophthalmic solution) 0.01% and RESTASIS® (cyclosporine ophthalmic emulsion) 0.05% products, as well as Allergan’s earnings per share, product net sales, revenue forecasts and any other statements that refer to Allergan’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; Allergan’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2013 Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan are available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

About Allergan, Inc.

Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 11,600 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics and urologics, Allergan is proud to celebrate more than 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work. For more information regarding Allergan, go to: www.allergan.com.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)

Joann Bradley (714) 246-4766 (investors)

David Nakasone (714) 246-6376 (investors)

Bonnie Jacobs (714) 246-5134 (media)

Cathy Taylor (714) 246-5551 (media)

® and ™ marks owned by Allergan, Inc.

ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts		March 31, 2014				March 31, 2013
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,619.1	$—		$1,619.1	$1,432.5	$—		$1,432.5
Other revenues	27.0	—		27.0	27.1	—		27.1

	1,646.1	—		1,646.1	1,459.6	—		1,459.6
Operating costs and expenses
Cost of sales (excludes amortization of intangible assets)	204.5	(0.8	)(a)	203.7	199.9	(8.9	)(k)	191.0
Selling, general and administrative	658.6	(4.8	)(a)(b)(c)(d)	653.8	604.8	(17.9	)(l)(m)(n)	586.9
Research and development	349.0	(77.2	)(a)(b)(c)(d)	271.8	248.8	—		248.8
Amortization of intangible assets	27.8	(26.6	)(e)	1.2	30.7	(25.1	)(e)	5.6
Restructuring charges	24.3	(24.3	)(f)	—	4.3	(4.3	)(f)	—

Operating income	381.9	133.7		515.6	371.1	56.2		427.3

Non-operating income (expense)
Interest income	1.8	—		1.8	1.6	—		1.6
Interest expense	(15.7)	(2.2	)(g)	(17.9)	(17.4)	0.1	(g)	(17.3)
Other, net	(6.4)	4.2	(h)	(2.2)	(8.7)	2.4	(o)(p)	(6.3)

	(20.3)	2.0		(18.3)	(24.5)	2.5		(22.0)

Earnings from continuing operations before income taxes	361.6	135.7		497.3	346.6	58.7		405.3

Provision for income taxes	103.1	35.3	(i)	138.4	73.6	33.6	(q)	107.2

Earnings from continuing operations	258.5	100.4		358.9	273.0	25.1		298.1

Discontinued operations:
Earnings (loss) from discontinued operations, net of income tax expense (benefit) of $3.7 million and $(1.0) million, respectively	7.6	(7.6	)(l)	—	(1.1)	1.1	(l)	—
Expected loss on sale of discontinued operations, net of income tax benefit of $87.2 million	(259.0)	259.0	(m)	—	—	—		—

Discontinued operations	(251.4)	251.4		—	(1.1)	1.1		—

Discontinued operations:
Earnings from discontinued operations, net of income tax expense of $0.0 million	—	—		—	0.4	(0.4	)(r)	—
Loss on sale of discontinued operations, net of income tax benefit of $0.3 million and $87.2 million, respectively	(0.6)	0.6	(j)	—	(259.0)	259.0	(s)	—

Discontinued operations	(0.6)	0.6		—	(258.6)	258.6		—

Net earnings	257.9	101.0		358.9	14.4	283.7		298.1

Net earnings attributable to noncontrolling interest	0.6	—		0.6	1.9	—		1.9

Net earnings attributable to Allergan, Inc.	$257.3	$101.0		$358.3	$12.5	$283.7		$296.2

Basic earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$0.87			$1.20	$0.91			$0.99
Discontinued operations	(0.01)			—	(0.87)			—

Net basic earnings per share attributable to Allergan, Inc. stockholders	$0.86			$1.20	$0.04			$0.99

Diluted earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$0.85			$1.18	$0.89			$0.98
Discontinued operations	—			—	(0.85)			—

Net diluted earnings per share attributable to Allergan, Inc. stockholders	$0.85			$1.18	$0.04			$0.98

Weighted average number of common shares outstanding:
Basic	297.9			297.9	297.7			297.7
Diluted	303.5			303.5	303.6			303.6

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of intangible assets)	12.6%			12.6%	14.0%			13.3%
Selling, general and administrative	40.7%			40.4%	42.2%			41.0%
Research and development	21.6%			16.8%	17.4%			17.4%

(a)	Expenses related to the realignment of various business functions of $6.9 million, consisting of cost of sales of $0.8 million, selling, general and administrative expenses of $4.3 million and research and development expenses of $1.8 million
(b)	Income from changes in fair value of contingent consideration of $0.3 million included in selling, general and administrative expenses and integration and transaction costs of $0.5 million associated with business combinations, consisting of selling, general and administrative expenses of $0.1 million and research and development expenses of $0.4 million
(c)	Upfront licensing fee of $65.0 million included in research and development expenses associated with a license agreement with Medytox, Inc. for technology that has not achieved regulatory approval and related transaction costs of $0.2 million included in selling, general and administrative expenses
(d)	Acquired in-process research and development asset of $10.0 million included in research and development expenses for technology that has not achieved regulatory approval and related transaction costs of $0.5 million included in selling, general and administrative expenses
(e)	Amortization of certain intangible assets related to business combinations, asset acquisitions and product licenses
(f)	Net restructuring charges
(g)	Interest income (expense) associated with changes in estimated taxes related to uncertain tax positions included in prior year filings
(h)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(i)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $135.7 million	$(21.7)
Change in estimated taxes related to tax positions included in prior year filings	(13.6)

$(35.3)

(j)	Loss on the sale of discontinued operations
(k)	Fair market value inventory adjustment rollout associated with the acquisition of SkinMedica, Inc.
(l)	Expenses from changes in fair value of contingent consideration of $5.8 million and integration and transaction costs of $11.4 million associated with business combinations
(m)	External costs of $0.6 million for stockholder derivative litigation costs associated with the U.S. Department of Justice (DOJ) settlement announced in September 2010
(n)	Expenses related to the realignment of various business functions of $0.1 million
(o)	Unrealized gain of $1.3 million on the mark-to-market adjustment to derivative instruments
(p)	Impairment of a non-marketable equity investment of $3.7 million
(q)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $58.7 million	$(16.3)
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	(17.3)

$(33.6)

(r)	Earnings from discontinued operations associated with the sale of the obesity intervention business unit
(s)	Expected loss on the sale of discontinued operations

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the U.S. Securities and Exchange Commission, with respect to the three months ended March 31, 2014 and March 31, 2013 and with respect to anticipated results for the second quarter and full year of 2014. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results as reported under GAAP.

In this press release, Allergan reported the non-GAAP financial measures “non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders” and “non-GAAP earnings attributable to Allergan, Inc.” and its subcomponents “non-GAAP other revenue,” “non-GAAP cost of sales,” “non-GAAP selling, general and administrative expenses,” “non-GAAP research and development expenses,” “non-GAAP amortization of intangible assets,” “non-GAAP restructuring charges,” “non-GAAP operating income,” “non-GAAP interest expense,” “non-GAAP other, net,” “non-GAAP earnings from continuing operations before income taxes,” “non-GAAP provision for income taxes,” “non-GAAP earnings from discontinued operations,” “non-GAAP loss on sale of discontinued operations,” and “non-GAAP net earnings.” Allergan uses non-GAAP earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Non-GAAP earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

Despite the importance of non-GAAP earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, non-GAAP earnings has no standardized meaning defined by GAAP. Therefore, non-GAAP earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, legal settlements, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect asset impairment charges or gains or losses on the disposition of assets associated with restructuring and business exit activities;

•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges or income resulting from certain matters Allergan considers not to be indicative of its on-going operations; and
•	other companies in Allergan’s industry may calculate non-GAAP earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using non-GAAP earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to non-GAAP earnings, and to perform their own analysis, as appropriate.

In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	March 31, 2014	December 31, 2013

Assets

Cash and equivalents	$2,815.3	$3,046.1
Short-term investments	802.0	603.0
Trade receivables, net	990.4	883.3
Inventories	296.6	285.3
Other current assets	548.7	493.0
Assets of discontinued operations	5.7	9.0

Total current assets	5,458.7	5,319.7

Property, plant and equipment, net	942.3	923.2
Intangible assets, net	1,632.2	1,650.0
Goodwill	2,339.4	2,339.4
Other noncurrent assets	347.6	342.0

Total assets	$10,720.2	$10,574.3

Liabilities and equity

Notes payable	$61.1	$55.6
Accounts payable	316.5	283.2
Other accrued expenses and income taxes	870.5	905.5

Total current liabilities	1,248.1	1,244.3

Long-term debt	2,095.1	2,098.3
Other liabilities	752.0	762.2

Equity:
Allergan, Inc. stockholders’ equity	6,617.9	6,463.2
Noncontrolling interest	7.1	6.3

Total equity	6,625.0	6,469.5

Total liabilities and equity	$10,720.2	$10,574.3

DSO	56	49

DOH	132	127

Cash and equivalents and short-term investments	$3,617.3	$3,649.1
Total notes payable and long-term debt	(2,156.2)	(2,153.9)

Cash and equivalents and short-term investments, net of debt	$1,461.1	$1,495.2

Debt-to-capital percentage	24.6%	25.0%

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share from Continuing Operations

(Unaudited)

In millions, except per share amounts	Three months ended
	March 31, 2014		March 31, 2013

Earnings from continuing operations	$258.5		$273.0
Less net earnings attributable to noncontrolling interest	0.6		1.9

Earnings from continuing operations attributable to Allergan, Inc.	257.9		271.1
Non-GAAP pre-tax adjustments:
Expenses related to the realignment of various business functions	6.9		0.1
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	0.2		17.2
Research and development expenses related to an upfront licensing fee associated with a license agreement for technology that has not achieved regulatory approval and related transaction costs	65.2		–
Acquired in-process research and development asset included in research and development expenses for technology that has not achieved regulatory approval and related transaction costs	10.5		–
Amortization of intangible assets	26.6		25.1
Net restructuring charges	24.3		4.3
Interest (income) expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings	(2.2)		0.1
Unrealized loss (gain) on derivative instruments	4.2		(1.3)
Fair market value inventory adjustment rollout associated with the acquisition of SkinMedica, Inc.	–		8.9
External costs for stockholder derivative litigation associated with the DOJ settlement	–		0.6
Impairment of a non-marketable equity investment	–		3.7

	393.6		329.8
Tax effect for above items	(21.7)		(16.3)
Change in estimated taxes related to tax positions included in prior year filings	(13.6)		–
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	–		(17.3)

Non-GAAP earnings from continuing operations	$358.3		$296.2

Weighted average number of shares outstanding	297.9		297.7

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	5.6		5.9

	303.5		303.6

Diluted earnings per share from continuing operations	$0.85		$0.89

Non-GAAP earnings per share adjustments:
Expenses related to the realignment of various business functions	0.01		–
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	–		0.05
Research and development expenses related to an upfront licensing fee associated with a license agreement for technology that has not achieved regulatory approval and related transaction costs	0.21		–
Acquired in-process research and development asset included in research and development expenses for technology that has not achieved regulatory approval and related transaction costs	0.02		–
Amortization of intangible assets	0.06		0.06
Net restructuring charges	0.06		0.01
Unrealized loss (gain) on derivative instruments	0.01		–
Change in estimated taxes related to tax positions included in prior year filings	(0.04)		–
Fair market value inventory adjustment rollout associated with the acquisition of SkinMedica, Inc.	–		0.02
Impairment of a non-marketable equity investment	–		0.01
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	–		(0.06)

Non-GAAP diluted earnings per share from continuing operations	$1.18		$0.98

Year over year change		20.4%

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended
	March 31,	March 31,	$ change in net sales			Percent change in net sales
	2014	2013	Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$730.4	$668.6	$61.8	$73.1	$(11.3)	9.2%	10.9%	(1.7)%
Botox/Neuromodulators	501.8	457.9	43.9	52.7	(8.8)	9.6%	11.5%	(1.9)%
Skin Care and Other	127.1	105.3	21.8	22.1	(0.3)	20.7%	21.0%	(0.3)%

Total Specialty Pharmaceuticals	1,359.3	1,231.8	127.5	147.9	(20.4)	10.4%	12.0%	(1.6)%

Breast Aesthetics	99.5	89.6	9.9	11.0	(1.1)	11.0%	12.3%	(1.3)%
Facial Aesthetics	147.9	111.1	36.8	39.6	(2.8)	33.1%	35.6%	(2.5)%

Core Medical Devices	247.4	200.7	46.7	50.6	(3.9)	23.3%	25.2%	(1.9)%
Other (a)	12.4	—	12.4	12.4	—	N/A	N/A	N/A

Total Medical Devices	259.8	200.7	59.1	63.0	(3.9)	29.4%	31.4%	(2.0)%

Product net sales	$1,619.1	$1,432.5	$186.6	$210.9	$(24.3)	13.0%	14.7%	(1.7)%

Domestic	62.4%	60.9%
International	37.6%	39.1%
Selected Product Net Sales (b):
Alphagan P, Alphagan, and Combigan	$121.3	$116.7	$4.6	$7.0	$(2.4)	3.9%	6.0%	(2.1)%
Lumigan Franchise	145.0	141.2	3.8	3.7	0.1	2.7%	2.6%	0.1%
Total Glaucoma Products	268.5	260.4	8.1	10.5	(2.4)	3.1%	4.0%	(0.9)%
Restasis	231.7	206.7	25.0	27.3	(2.3)	12.1%	13.2%	(1.1)%
Latisse	23.7	24.6	(0.9)	(0.6)	(0.3)	(3.5)%	(2.5)%	(1.0)%
Total Specialty Pharmaceuticals and Core Medical Devices	1,606.7	1,432.5	174.2	198.5	(24.3)	12.2%	13.9%	(1.7)%

(a)	Other medical devices product net sales consist of sales made pursuant to transition services agreements with Apollo Endosurgery, Inc. related to the sale of the obesity intervention business unit.

(b)	Percentage change in selected product net sales is calculated on amounts reported to the nearest whole dollar. Total glaucoma products include the Alphagan and Lumigan franchises.

ALLERGAN, INC.

Reconciliation of GAAP Diluted Earnings Per Share Expectations

To Non-GAAP Diluted Earnings Per Share Expectations

(Unaudited)

	Second Quarter 2014
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders from continuing operations expectations (a)	$1.35	$1.38
Amortization of intangible assets	0.06	0.06

Non-GAAP diluted earnings per share from continuing operations expectations	$1.41	$1.44

	Full Year 2014
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders from continuing operations expectations (a)	$5.14	$5.23
Expenses related to the realignment of various business functions	0.01	0.01
Research and development expenses related to an upfront licensing fee associated with a license agreement for technology that has not achieved regulatory approval and related transaction costs	0.21	0.21
Acquired in-process research and development asset included in research and development expenses for technology that has not achieved regulatory approval and related transaction costs	0.02	0.02
Amortization of intangible assets	0.23	0.23
Net restructuring charges	0.06	0.06
Unrealized loss on derivative instruments	0.01	0.01
Change in estimated taxes related to tax positions included in prior year filings	(0.04)	(0.04)

Non-GAAP diluted earnings per share from continuing operations expectations	$5.64	$5.73

(a)	GAAP diluted earnings per share from continuing operations expectations exclude any potential impact of future unrealized gains or losses on derivative instruments, changes in contingent consideration, integration and transaction costs associated with business combinations, expenses related to the realignment of various business functions and restructuring charges that may occur but that are not currently known or determinable.